UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: October 5, 2004

NEW JERSEY MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-28837	82-0490295
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

P.O. Box 1019 (Street: 89 Appleberg Road)
Kellogg, Idaho	83837
(Address of principal executive offices)	(Zip Code)

(208) 783-3331
Issuer's telephone number

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT.

ITEM 5.02     DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In a press release dated October 5, 2004 the Company announced the retirement of current Director Ron Eggart and the appointment of two new Directors to the Board of Directors. They are William C. Rust and Ivan R. Linscott, Ph.D.

William C. Rust (58) is a metallurgical engineer with extensive experience in the Silver Valley. He worked for Asarco as Chief Metallurgist. Later he worked for CoCa mines at Grouse Creek in Central Idaho and for McCulley, Frick and Gilman, an environmental consulting firm. His last assignment was with Getchell Gold Inc. in Nevada where he was Mill Manager and Senior Metallurgist for a 3,200 ton/day gold plant. Mr. Rust will be able to provide metallurgical and environmental permitting expertise to the Company and will serve as a member of the Audit Committee.

Ivan R. Linscott (62) is a physicist at Stanford University. He is a Senior Research Associate for radioscience spacecraft instrument development and is Co-Investigator and Science Team Member for the New Horizons Mission to encounter the planet Pluto. Dr. Linscott has a strong interest in doing research on exploration techniques in the Coeur d’Alene Mining District.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit No.

	99.1	Press Release issued October 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW JERSEY MINING COMPANY

Dated: October 6, 2004	By:	/s/ Fred W. Brackebusch

Name: Fred W. Brackebusch
Title: President